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THIS AMENDMENT AGREEMENT dated the 23rd day of March, 1998,

AMONG:
         DRUMMOND FINANCIAL (B.C.) LTD., a company
         ------------------------------
         incorporated pursuant to the laws of
         the Province of British Columbia

         (the "Company")
                                                            OF THE FIRST PART

AND:
         MFC BANCORP LTD., a company continued pursuant
         ----------------
         to the laws of the Yukon Territory

         ("MFC")
                                                           OF THE SECOND PART

AND:
         DRUMMOND FINANCIAL CORPORATION, a company organized
         ------------------------------
         pursuant to the laws of the State of Delaware

         ("Drummond")
                                                            OF THE THIRD PART


WHEREAS the Company, MFC and Drummond entered into an arrangement agreement dated the 23rd day of February, 1998 (the "Arrangement Agreement") and wish to amend the Arrangement Agreement as provided herein;

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the respective covenants and agreements herein contained, and for other good and valuable consideration, the parties hereto covenant and agree as follows:

1. The Arrangement Agreement be and is hereby amended and modified as follows:

(a) Section 3.2(a)(i) be amended by adding the words "as amended" at the end thereof;

(b) The first paragraph appearing under the heading "Conversion" on page B-2 of Schedule "B" to the Arrangement Agreement be amended by inserting "the lesser of" immediately before "115% . . ." in the second line thereof and inserting "and U.S. $13.22 per common share" immediately before "(the Conversion Price) . . ." in the fourth line thereof.

2. The Company, MFC and Drummond hereby confirm and ratify the Arrangement Agreement as amended and modified hereby and agree that these presents and the Arrangement Agreement shall be read together and shall be construed as one agreement.

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3.       This Agreement shall be effective to amend the Plan of Arrangement
         (as defined in the Arrangement Agreement) upon receipt of Court approval as required under section 5.1 of the Plan of Arrangement.

4. This Agreement may be executed in several parts in the same form and such parts as so executed shall together constitute one original document, and such parts, if more than one, shall be read together and construed as if all of the signing parties had executed one copy of the said Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement, as of the day, month and year first above written.

DRUMMOND FINANCIAL (B.C.) LTD.


By:  /s/ Rene Randall
    --------------------------
    Authorized Signatory

MFC BANCORP LTD.


By:  /s/ Michael J. Smith
    --------------------------
    Authorized Signatory

DRUMMOND FINANCIAL CORPORATION


By:  /s/ Michael J. Smith
    --------------------------
    Authorized Signatory

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